EXHIBIT 10.1

CLINICAL TRIAL FUNDING AGREEMENT

THIS CLINICAL TRIAL FUNDING AGREEMENT (this “Agreement”) is entered into as of February 25, 2011 (the “Effective Date”) between NILE THERAPEUTICS, INC., a Delaware company with offices at 4 West 4th Avenue, Suite 400, San Mateo, California 99402 (“Nile”) and MEDTRONIC, INC., a Minnesota corporation with offices at 710 Medtronic Parkway, Minneapolis, Minnesota 55432, U.S.A. (“Medtronic”) (each a “Party,” collectively the “Parties”).

RECITALS

WHEREAS, Nile is a company focused on the use of hybrid natriuretic peptides, including but not limited to CD-NP, as defined in the Nile Patents (“Drug”, as further defined in Section 1.1.6 below);

WHEREAS, Medtronic is a leader in the business of designing, manufacturing and marketing medical devices, including medical devices for delivery of various peptides such as the Pumps and Sets (as defined in Section 2.1 below) (collectively, the “Devices”, as further defined in Section 2.1 below);

WHEREAS, the Parties have entered a Confidential Disclosure Agreement with an effective date of August 9, 2010 (“CDA”) to govern the mutual exchange of information for the purpose of exploring a possible business relationship, and the Parties desire to terminate the CDA and replace it with this Agreement;

WHEREAS, the Parties have entered into a Material Transfer Agreement with an effective date of October 19, 2010 (“MTA”) pursuant to which Nile provided Medtronic with a sample of the Drug for purposes of Medtronic evaluating the effectiveness and stability of the Drug which will continue to remain in effect; and

WHEREAS, the Parties desire to enter an agreement to conduct drug-device testing and a Clinical Study involving Nile’s Drug and certain Medtronic Devices, including Pumps and Sets (as further defined below), beginning with a feasibility study to assess the pharmacokinetics and phamacodynamics of the Drug as defined in the Work Plan (as that term is defined in Section 1.1.31).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

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ARTICLE 1
DEFINITIONS

1.1   Specific Definitions.  For purposes of this Agreement, the following definitions shall apply:

1.1.1.           “Affiliate” means any corporation or other business entity controlled by, controlling, or under common control with Nile or Medtronic, respectively.  For this purpose, “control” means (a) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting control, or (b) the power to direct or cause the direction of the management and policies of such corporation or other business entity.

1.1.2.           “Bankruptcy Event” occurs if a Party (a) becomes the subject of a voluntary or involuntary proceeding or appointment under any bankruptcy, insolvency, receivership, liquidation, general assignment, custodian, trusteeship or similar law or rule, or (b) makes a general assignment for the benefit of creditors; and, in the event such proceeding or appointment or assignment is involuntary, such proceeding or appointment or assignment is not dismissed within sixty (60) days after being filed.

1.1.3.           “Budget” shall mean the document attached hereto as Exhibit B.

1.1.4.           “Cause” means material breach of the Agreement by a Party that remains uncured ninety (90) days after the other Party notifies the breaching Party in writing of such breach; provided, however, that the opportunity to cure shall not apply if the material breach in question is, by its nature, not curable.  For clarity, a dispute about whether and the amount of money that may be owed by a Party to the other pursuant to Section 7 shall not be construed to be a material breach of this Agreement provided that the Party alleged to be in breach (i) pays all amounts owed to the other Party which are not in dispute and (ii) the Parties are working in good faith to resolve the dispute in question, which may include, if applicable, litigation.

1.1.5.           “Clinical Study” means the Phase IIa feasibility study designed by Nile to be conducted hereunder as further set forth in the attached Work Plan.

1.1.6.           “Clinical Data” means all data generated during a Clinical Study, including raw clinical data, lab data, final Case Report Forms and reports.

1.1.7.           “Drug” means the hybrid natriuretic peptides (CD-NP) known as cenderitide as defined in US Patent Number(s) 6,407,211 owned or licensed or otherwise acquired by or assigned to Nile, which exist at the Effective Date.

1.1.8.           “Drug Master File” means a regulatory dossier containing proprietary information per 21 CFR 314.420.

1.1.9.           “Effective Date” means the date first set forth above on this Agreement.

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1.1.10.         “FDA” means the United States Food and Drug Administration and, when applied in the context of foreign agencies, those foreign agencies having regulatory jurisdiction equivalent to the FDA.

1.1.11.         “GCP” means Good Clinical Practices as defined in the ICH Guideline for Good Clinical Practice and Parts 50, 54, 56, and 312 of the United States Code of Federal Regulations (“CFR”).

1.1.12.         “GLP” means Good Laboratory Practices as defined in 21 CFR Part 58.

1.1.13.         “GMP” means Good Manufacturing Practices as defined in 21 CFR Parts 210 and 211 and Parts 600 through 680.

1.1.14.         “Intellectual Property” means all forms of intellectual property in any jurisdiction and under any law, whether now or hereafter existing, including: (a) inventions, discoveries, patent applications, patents (including letters patent, industrial designs, and inventor’s certificates), design registrations, invention disclosures, and applications to register industrial designs, and any and all rights to any of the foregoing anywhere in the world, including any provisionals, substitutions, extensions, supplementary patent certificates, reissues, re-exams, renewals, divisions, continuations, continuations in part, continued prosecution applications, and other similar filings or notices provided for under the laws of the United States, or of any other country; (b) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, inventor’s notes, discoveries, improvements, concepts, know-how, manufacturing and production processes and techniques, testing information, research and development information, data resulting or derived from research activities, inventions, invention disclosures, unpatented blue prints, drawings, specifications designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and related information; (c) copyrights, whether or not registered, and any non-registered copyright to any writings and other copyrightable works of authorship, including source code, object code, documentation (whether or not released), and databases; (d) features of shape, configuration, pattern or ornament; and (e) registrations of, and applications to register, any of the foregoing with any governmental entity and any renewals or extensions thereof and all other rights to any of the foregoing.

1.1.15.         “Joint Intellectual Property” shall mean Intellectual Property which is conceived in or otherwise results from the performance of the Clinical Study, regardless of inventorship, that does not otherwise constitute Medtronic Improvements or Nile Improvements.

1.1.16.         “Medtronic” means Medtronic, Inc.

1.1.17.         “Medtronic Background Intellectual Property” shall mean all Intellectual Property and proprietary materials or devices owned or otherwise controlled by Medtronic on the Effective Date (including, without limitation, proprietary methodologies applied by Medtronic in the performance of the Medtronic Studies) or developed or acquired by Medtronic independently of this Agreement following the Effective Date.

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1.1.18.         “Medtronic Improvements” shall mean Intellectual Property claiming or covering any proprietary Medtronic delivery devices (“Delivery Devices”) or the use (other than the Intellectual Property claiming or covering the use of Delivery Devices for the administration of Nile Materials which shall be considered Joint Intellectual Property) or manufacture (in whole or part) of any such proprietary Medtronic delivery device which are conceived in or otherwise resulting from the performance of the purpose of the Clinical Study, regardless of inventorship.

1.1.19.         “Net Sales” means any gross invoice sales of Royalty Bearing Products by Nile, Nile sub-licensees, or Nile assignees, as the case may be, excluding sales, use, value added, occupation or excise taxes, and other taxes based or imposed based on the transfer of a Product from one party to another or the provision of a service, excluding freight, duty or insurance, and rebates, refunds, exchanges, discounts and allowances for credits for the foregoing and net of amounts written off by Nile.

1.1.20.         “Nile” means Nile Therapeutics, Inc.

1.1.21.         “Nile Background Intellectual Property” shall mean all Intellectual Property and proprietary materials owned or otherwise controlled by Nile on the Effective Date or developed or acquired by Nile independently of this Agreement following the Effective Date.

1.1.22.         “Nile Improvements” shall mean Intellectual Property pertaining to Nile Materials or the use (other than the Intellectual Property claiming or covering the use of Delivery Devices for the administration of Nile Materials which shall be considered Joint Intellectual Property) or manufacture (in whole or part) of Nile Materials conceived in or otherwise resulting from the performance of the Clinical Study, regardless of inventorship.

1.1.23.         “Nile Materials” shall mean Nile’s proprietary compounds, materials or other substance as outlined on Exhibit A that are transferred to Medtronic for completion of the Medtronic Studies, including but not limited to CD-NP powdered peptide. Exhibit A shall be attached hereto and incorporated herein as if fully set forth. Nile shall own all rights and title to Nile Material.

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1.1.24.         “Nile Patents” means the following Intellectual Property:

Patent	First Named Inventor	Publ. Date
US 6,407,211	BURNETT, et al	June 18, 2002
US 6,818,619	BURNETT, et al	November 16, 2004
US 7,384,917	BURNETT, et al	June 10, 2008
US 7,754,852	BURNETT, et al	July 13, 2010
US2002/0082219	BURNETT, et al	June 27, 2002
US2003/0069186	BURNETT, et al	April 10, 2003
US2005/0059600	BURNETT, et al	March 17, 2005
US2007/0042957	BURNETT, et al	February 22, 2007
US2008/0032933	BURNETT, et al	February 7, 2008
US2009/0054337	BURNETT, et al	February 26, 2009
US2009/0069243	BURNETT, et al	March 12, 2009
US2009/0170756	BURNETT, et al	July 2, 2009
EP1242452	BURNETT, et al	September 25, 2002
EP2171053	BURNETT, et al	April 7, 2010
WO2008112424	BURNETT, et al	September 18, 2008
WO2009015011	BURNETT, et al	January 29, 2009
WO2009086126	BURNETT, et al	July 9, 2009
WO2009149161	BURNETT, et al	December 10, 2009
WO2010002583	BURNETT, et al	January 7, 2010
WO2010078325	BURNETT, et al	July 8, 2010
WO2001044284	BURNETT, et al	June 21, 2001
WO2007035600	BURNETT, et al	March 29, 2007
61/408,320	LIEU, et al	Filed October 29, 2010
61/440,154	LIEU, et al	Filed February 7, 2011

The “Nile Patents” additionally include any divisional, continuation, continuation-in-part, that is based on the above listed patents, and any patents that shall issue on any of the above-listed patent applications or on any improvements thereof, and any reissues and extensions thereof.

1.1.25.        “Parties” means Medtronic and Nile.

1.1.26.        “Product” means any Drug, Device, or Drug/Device combination developed pursuant to the Agreement.

1.1.27.        “Protocol” means, with respect to any Clinical Study using the Drug, the protocol for such clinical study prepared in accordance with Article 3.

1.1.28.        “Royalty Bearing Product(s)” means any Product or Products, the manufacture, use or sale of which are covered or claimed in one or more issued patents constituting Joint Intellectual Property.

1.1.29.        “Sponsor” means the company responsible for the clinical investigation as defined in 21 CFR Part 312.3.

1.1.30.        “Third Party” means any party other than Nile and its Affiliates and Medtronic and its Affiliates.

1.1.31         “Work Plan” shall mean the document attached hereto as Exhibit A.

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1.1.32         The following terms are defined in the following Sections:

Section	Term(s)

Recitals	“Medtronic Devices”

Recitals	“CDA”

Recitals	“MTA”

1.18	“Delivery Devices”

2.1	“Drug/Device Combination Therapy”

2.1	“Pumps”

2.1	“Sets”

2.2	“Collaboration and License Agreement”

3.1	“CRO”

4.2.1	“Indemnitor”

4.2.1	“Medtronic Indemnitees”

4.2.1	“Claim”

4.2.2	“Nile Indemnitees”

5.1	“Confidential Information”

5.1	“Disclosing Party”

5.1	“Receiving Party”

5.2	“SEC”

5.6	“Publications”

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ARTICLE 2
PURPOSE AND SCOPE OF AGREEMENT

2.1    Purpose and Scope of Agreement.  The Parties will undertake a Drug-Device testing program using Nile’s Drug (including specific and necessary formulations of the Drug) in a Medtronic Device to permit the parties’ evaluation of potential further testing and development of a Drug/Device combination therapy (“Drug/Device Combination Therapy”).  The data generated from the testing program may become part of Nile’s Investigational New Drug Application (IND) and/or New Drug Application (NDA).  The initial work within the scope of the Agreement will be a feasibility study designed by Nile under joint consent of the Parties to assess the pharmacokinetics and pharmacodynamics of the Drug as described in the Work Plan and Budget developed by the Parties and approved by Medtronic (“Clinical Study”).  The Work Plan and Budget are attached hereto and incorporated herein as Exhibit A and Exhibit B, respectively.  In connection with the Clinical Study and as further set forth in the Work Plan, Medtronic will provide Mini-Med® Paradigm Insulin Pumps (“Pumps”) and Sertable® Infusion Sets (“Sets”) as further specified in the Work Plan.  Medtronic shall retain ownership of the Pumps and Nile shall return the Pumps to Medtronic upon completion of the Clinical Study.  As further set forth herein, a prior Agreements between the parties shall be terminated and replaced by the terms of this Agreement.

ARTICLE 3
RESPONSIBILITIES FOR CLINICAL STUDY

3.1    Nile Responsibilities for the Clinical Study (Sponsorship).  Nile shall contract with a clinical research organization (“CRO”) to conduct the Clinical Study to assess the pharmacokinetics and phamacodynamics of the Drug.  Nile shall be the Sponsor for the Clinical Study, and will develop, subject to Medtronic’s review and approval, the regulatory submissions and the Protocol for the Clinical Study, which would include, and not be limited to:

•	Protocol and Informed Consent,
•	Investigator’s Brochure,
•	Data forms and Database,
•	Content review and development of the final report(s),
•	Drug and/or Device accountability and data requirements,
•	Adverse Events review and reports submitted to regulatory agencies, and
•	Submissions to regulatory agencies.

Nile is responsible for oversight of the Clinical Study.  Nile will conduct investigator and center selection, and manage data collection and limited data analysis conducted by the CRO.  Communication and meetings with any regulatory agency regarding the Clinical Study would be conducted pursuant to joint agreement of the Parties. Medtronic shall retain ownership of the Pumps provided under this Agreement.  Nile agrees to return all Pumps to Medtronic upon the conclusion of the Clinical Study or the termination of this Agreement, whichever is sooner.

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3.2    Medtronic Responsibilities.  Pursuant to the Work Plan and Budget, Medtronic will provide (i) the type and number of Medtronic Devices needed for the Clinical Study, and (ii) its timely comments to and approvals of the requisite components of the Clinical Study set forth herein.

3.3    Compliance with Laws.  Each Party will be responsible for ensuring that its respective responsibilities under the Agreement comply with applicable GMP, GLP and GCP requirements and all regulatory requirements for the filing and prosecution of the regulatory approvals.  Both Parties will, as reasonably necessary to assure safety and regulatory compliance, put into place and maintain in cooperation with each other appropriate safety and regulatory compliance procedures.

ARTICLE 4
OTHER RIGHTS AND OBLIGATIONS

4.1    Drug Supply Obligations of Nile.  During the Term of this Agreement, Nile shall through a mutually agreed manufacturer use its reasonable efforts to supply sufficient quantities of the Drug for the Clinical Study and for such additional future supply needs as required by Medtronic for research governed by an appropriate agreement between Nile and Medtronic.

4.2    Indemnification.

4.2.1.          Nile (“Indemnitor”) shall indemnify and hold harmless Medtronic (or its Affiliates, officers, directors, employer or agents, which, together with Medtronic, are collectively referred to as the “Medtronic Indemnitees”), for any loss, claim, damage, expense or liability incurred by the Medtronic Indemnitees including, but not limited to, attorneys’ fees, settlements and costs of litigation and defense thereof resulting from any Third Party claim, suit or proceeding arising from any of the following causes (each, a “Claim”):

(a)           Nile’s failure to have the Drug properly manufactured in accordance with the applicable specifications or other breach of warranty pertaining to the manufacture thereto;

(b)           Nile’s failure to comply with applicable law or regulations in connection with the Drug or the conduct of the Clinical Study; or

(c)           Nile’s breach of a representation, warranty or covenant made by it in this Agreement.

4.2.2.          Medtronic (“Indemnitor”) shall indemnify and hold harmless Nile (or its Affiliates, officers, directors, employer or agents, which, together with Medtronic, are collectively referred to as the “Nile Indemnitees”), for any loss, claim, damage, expense or liability incurred by the Nile Indemnitees including, but not limited to, attorneys’ fees, settlements and costs of litigation and defense thereof resulting from any Third Party claim, suit or proceeding arising from any of the following causes (each, a “Claim”):

(a)           Medtronic’s failure to comply with applicable law or regulations in connection with the Devices, Drug or the conduct of the Clinical Study; or

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(b)           Medtronic’s breach of a representation, warranty or covenant made by it in this Agreement.

4.2.3.          The applicable Indemnitee agrees to notify the applicable Indemnitor as soon as it becomes aware of any Claim and to cooperate with and authorize Indemnitor to carry out the sole management and defense of any such Claim.  The Indemnitee may not compromise or settle any Claim without the prior written approval of Indemnitor.

4.3    Non-Compete Obligations.  During the term of this Agreement and any Work Plans hereunder, and until the sooner of: (i) three (3) months following the delivery to Medtronic of a final database with respect to any Clinical Study hereunder, and (ii) fifteen (15) months after the Effective Date, Nile (either itself or through Affiliates) shall not enter into an agreement with a third party to develop or commercialize the Product.

ARTICLE 5
CONFIDENTIALITY

5.1              Confidential Information.  “Confidential Information” shall mean any proprietary information or compilation of information of one of the Parties (the “Disclosing Party”) which it discloses to the other Party (the “Receiving Party”) that is not generally known to the public, including trade secrets and know how, disclosed during the Term of this Agreement, excluding information which:

5.1.1.          was already in the possession of the Receiving Party prior to the Receiving Party’s receipt from the Disclosing Party (provided that the Receiving Party is able to provide the Disclosing Party with reasonable proof thereof);

5.1.2.          is or becomes known to the public by reason of acts not attributable to the Receiving Party;

5.1.3.          is or becomes available to the Receiving Party from a source other than the Disclosing Party which source has rightfully obtained such information and has no obligation of non-disclosure or confidentiality (directly or indirectly) to the Disclosing Party with respect thereto; or

5.1.4.          has been independently developed by the Receiving Party without breach of this Agreement or use of any Confidential Information of the Disclosing Party (provided that the receiving Party is able to provide the Disclosing Party with reasonable proof thereof if requested).

All Confidential Information disclosed by one party to the other under this Agreement (whether that of the Disclosing Party or a Third Party) must be in writing and bear a legend “Proprietary”, “Confidential” or words of similar import or, if disclosed in any manner other than in writing, shall be preceded by an oral statement indicating that the information is proprietary or confidential, and shall be followed by written summary of the information and confirmation that such information is confidential by the Disclosing Party within thirty (30) days.

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5.2    Confidentiality Obligations.  With respect to any Confidential Information of a Party disclosed by it or its Affiliates to the other Party during the Term of this Agreement, the Receiving Party agrees that such Confidential Information shall be maintained in confidence by the Receiving Party and its Affiliates, and that such Confidential Information shall not be disclosed by the Receiving Party or its Affiliates to any Third Party without the prior written consent of the Disclosing Party (except as permitted or required for performance by the Receiving Party of its rights or duties hereunder).  Notwithstanding the foregoing provisions of this Section 5.2, either Party may disclose Confidential Information of the other Party or the terms of this Agreement if such Party reasonably determines, based on advice from its legal counsel, that it is required to make such disclosure by applicable law, regulation or legal process, including by the rules or regulations of the FDA or United States Securities and Exchange Commission (the “SEC”) or similar regulatory agency(ies) in a country other than the United States or of any stock exchange, in which event such Party shall provide prior notice of such intended disclosure to such other Party sufficiently in advance to enable the other Party to seek confidential treatment or other protection for the Confidential Information subject to such requirement unless the Disclosing Party is prevented by law or regulation from providing such advance notice, shall disclose only such Confidential Information of such other Party as such Disclosing Party reasonably determines is required to be disclosed, and shall seek confidential treatment of any terms of this Agreement that the Disclosing Party considers particularly sensitive, including the royalty rate terms of this Agreement, from the SEC, similar regulatory agencies in countries other than the United States, or any stock exchange.

5.3    Disclosures to Employees, Consultants, and Advisors.  Each Party agrees that it and its Affiliates may provide Confidential Information received from the other Party only to the Receiving Party’s respective employees, consultants and advisors, and to the employees, consultants and advisors of the Receiving Party’s Affiliates, who have a reasonable need to know such Confidential Information, provided that each Party shall remain responsible for any failure by its and its Affiliates’ respective employees, consultants and advisors to protect such information and materials as required under this Article 5.

5.4    Term.  All confidentiality and limited use obligations imposed under this Article 5 shall expire upon the later of five (5) years after the expiration or termination of this Agreement or five (5) years following a Party’s receipt of such Confidential Information.

5.5    Agreement Terms; Public Announcement.  Except for pre-approved statements agreed upon in writing by the Parties regarding the existence of this Agreement and the transactions contemplated hereby, neither Party will disclose to any Third Party the terms of this Agreement or the transactions contemplated hereby, nor issue any press release or public announcement regarding the existence of the this Agreement or any provisions hereof or the transactions contemplated hereby, without the other Party’s prior written consent; provided that, (i) either Party is permitted to disclose the existence of this Agreement and its contents in any filings with the SEC or any other governmental or quasi-governmental authority (whether domestic or foreign) to the extent required by law or regulation, (ii) the disclosing Party shall notify the other Party in advance and in writing, (iii) the disclosing Party shall cooperate reasonably with the non-disclosing Party to obtain an order or other reliable assurance from the relevant governmental or quasi-governmental authority that confidential treatment will be accorded to any information that is Confidential Information, and (iv) neither party shall unreasonably withhold its approval.

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5.6    Publication of Clinical Trial Results.  For any Clinical Study under this Agreement, the Parties agree to collaborate to publish the results of such studies and agree that they will not independently publish, publicly disclose, present or discuss any results of or information pertaining to the Clinical Study until a joint publication is released; provided however, that if a Party desires to withdraw from it participation in a joint publication, then the other Party will have the right to publish the Clinical Study results in accordance with the provisions of this section (the “Publishing Party”).  The requirements of this Section 5.6 apply to all abstracts, articles, manuscripts, presentations and other forms of publication regarding the results of activities performed pursuant to such studies or trials (collectively, “Publications”).  Unless the Publication is jointly authored by the Parties, the Publishing Party will provide to the other Party a copy of the Publication for review to determine whether Confidential Information is disclosed, to allow the other Party to protect its rights in patentable or copyrightable materials, and to check for technical correctness.  When requested by the other Party, the Publishing Party will delay publication up to an additional forty-five (45) days to allow the other Party to protect its right in patentable or copyrightable material.  If notified by the other Party within the forty five (45) day review period that such Publication contains Confidential Information, the Publishing Party shall delete Confidential Information and the Parties shall come to a mutual agreement upon any other technical and editorial corrections requested by the other Party prior to publication or presentation.  Nile acknowledges that, per Medtronic’s policy, Medtronic will not compensate Nile or any Healthcare Professional (as defined below) who serve as authors or contributors on Publications for their writing or editing activities. Nile agrees that any fees or costs related to Publication writing or editing activities are not included in the Budget set forth in Exhibit B. “Healthcare Professional” means any person, other than an individual patient, in a position to purchase, lease, recommend, use, influence or arrange for the purchase or lease of, or prescribe Medtronic products.  Healthcare Professionals include, but are not limited to, physicians, nurses, nurse practitioners, physician assistants, clinical PharmDs, clinical psychologists, dentists, and surgeons.

ARTICLE 6
INTELLECTUAL PROPERTY; POTENTIAL SUBSEQUENT STUDIES AND COLLABORATION

6.1    Pre-existing Rights. Nothing contained herein shall affect the rights of Medtronic in Medtronic Background Intellectual Property or the rights of Nile in Nile Background Intellectual Property or Nile Materials. However, to the extent that Medtronic and Nile have the legal right and ability to do so, each party hereby grants to the other party a non-exclusive, royalty-free right to use the other party’s Background Intellectual Property, or Nile Materials solely for completing the Clinical Study.  Such right shall terminate upon the sooner of the expiration or termination of this Agreement.

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6.2    Potential Subsequent Studies and Collaboration. At the completion of the Clinical Study, the Parties will discuss in good faith an additional “Collaboration and License Agreement” governing any future work to be conducted in connection with the Drug; provided, however, that entry into any such additional agreement shall be within the sole discretion of the parties.

6.3    Medtronic Improvements. All rights and title to Medtronic Improvements shall vest in Medtronic. Medtronic Improvements shall be considered Confidential Information of Medtronic and will be subject to the terms of this Agreement. Nile herby assigns, and shall assign any interest in Medtronic Improvements to Medtronic.

6.4    Nile Improvements. All rights and title to Nile Improvements shall vest in Nile. Nile Improvements shall be considered Confidential Information of Nile and will be subject to the terms of this Agreement. Medtronic herby assigns, and shall assign any interest in Nile Improvements to Nile.

6.5    Joint Intellectual Property. All right and title to Joint Intellectual Property and Clinical Data shall vest jointly in Nile and Medtronic and the Parties shall each take such steps as may be reasonably requested by the other to secure the joint ownership interests of the Parties.  Nile inventors hereby assigns and shall assign to Nile, and Medtronic inventors hereby assigns and shall assign to Medtronic their respective interests to Joint Intellectual Property. One Party will promptly furnish the other Party an invention disclosure naming joint inventors of any Joint Intellectual Property.

6.6    Royalty.   Nile will pay Medtronic a royalty equal to [***] percent ([***]%) of Net Sales.  Royalties shall be paid on a Royalty Bearing Product-by-Royalty Bearing Product and country-by-country basis until the expiration in each country of the last to expire of the issued patents constituting Joint Intellectual Property in such country covering the manufacture, use, offer for sale or sale of such Royalty Bearing Product.

6.7    Timing of Royalty Payments.  Royalty payments shall be paid in quarterly installments, within 60 days following the end of each calendar quarter.

6.8    No Deductions from Payments.  Nile shall be solely responsible for payment of any fee, royalty or other payment due to any third party in connection with the research, development, manufacture, distribution, use, sale, import or export of a Royalty Bearing Product, and Nile shall not have the right to set off any amounts paid to such third party, including fee, royalty or other payment, against any amount payable to Medtronic hereunder.

6.9    Single Royalty.  Only a single royalty payment shall be due and payable on Net Sales of a Royalty Bearing Product, regardless if such Royalty Bearing Product is covered by more than one Valid Claim.

6.10  Royalty Reports.  Within 60 days after the end of each calendar quarter in which a royalty payment under this Article 6 is required to be made, Nile shall send to Medtronic a report of Net Sales for which a royalty is due, which report sets forth for such calendar quarter the following information: (i) total Net Sales sold during such calendar quarter, (ii) Net Sales on a country-by-country basis, (iii) gross sales on a country-by-country basis, (iv) quantity of Royalty Bearing Products sold, (v) the exchange rate used to convert Net Sales from the currency in which they are earned to United States dollars; and (vi) the total royalty payments due.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.11  Currency.  All payments to be made under this Agreement shall be made in United States dollars, unless expressly specified to the contrary herein.  Net Sales outside of the United States shall be first determined in the currency in which they are earned and shall then be converted into an amount in United States dollars.  All currency conversions shall use the conversion rate reported by a mutually acceptable foreign exchange rate data source on the last Business Day of the calendar quarter for which such payment is being determined.

6.12  Method of Payment.  Amounts due under this Agreement shall be paid in immediately available funds, by means of wire transfer to an account identified by Medtronic.

6.13  Withholding of Taxes.  Nile may withhold from payments due to Medtronic amounts for payment of any withholding tax that is required by law to be paid to any taxing authority with respect to such payments.  Nile shall provide to Medtronic all relevant documents and correspondence, and shall also provide to Medtronic any other cooperation or assistance on a reasonable basis as may be necessary to enable Medtronic to claim exemption from such withholding taxes and to receive a full refund of such withholding tax or claim a foreign tax credit.  Nile shall give Medtronic proper evidence from time to time as to the payment of such tax.  The Parties shall cooperate with each other in seeking deductions under federal and state tax laws and any double taxation or other similar treaty or agreement from time to time in force.  Such cooperation may include Nile making payments from a single source in the U.S., where possible.

6.14  Late Payments.  Any amounts not paid on or before the date due under this Agreement are subject to interest from the date due through and including the date upon which payment is received.  Interest is calculated, over the period between the date due and the date paid, at a rate equal to [***] percentage point ([***]%) over the “bank prime loan” rate, as such rate is published in the U.S. Federal Reserve Bulletin H.15 or successor thereto on the last business day of the applicable calendar quarter prior to the date on which such payment is due.

6.15  Blocked Currency.  If, at any time, legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where a Royalty Bearing Product is sold, payment shall be made through such lawful means or methods.  When in any country, the law or regulations prohibit both the transmittal and deposit of royalties or other payments; Nile shall continue to report all such amounts, but may suspend payment for as long as such prohibition is in effect.  As soon as such prohibition ceases to be in effect, all amounts that would have been obligated to be transmitted or deposited but for the prohibition, together with accrued interested thereon, shall promptly be transmitted to Medtronic.

6.16  Records.  Nile shall keep, and shall require that each sublicensee keep, full, true and accurate books of account containing the particulars of its Net Sales and the calculation of royalties.  Nile and its sublicensees shall each keep such books of account and the supporting data and other records at its principal place of business.  Such books and records must be maintained available for examination in accordance with this Section 6.16 for five (5) calendar years after the end of the calendar year to which they pertain, and otherwise as reasonably required to comply with Generally Accepted Accounting Principles (“GAAP”).

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.17  Appointment of Auditor.  Medtronic may appoint an internationally-recognized independent accounting firm reasonably acceptable to Nile to inspect the relevant books of account of Nile and its sublicensee to verify any reports or statements provided, or amounts paid or invoiced (as appropriate), by Nile or its Sublicensees.

6.18  Procedures for Audit.  Medtronic may exercise its right to have Nile’s and its sublicensees’s relevant records examined only during the three year period during which Nile is required to maintain records, no more than once in any consecutive four calendar quarters.  Nile and its Sublicensees are required to make records available for inspection only during regular business hours, only at such place or places where such records are customarily kept, and only upon receipt of at least fifteen (15) days advance notice from Medtronic.

6.19  Audit Report. The independent accountant will be instructed to provide to Medtronic an audit report containing its conclusions regarding the audit, and specifying whether the amounts paid were correct, and, if incorrect, the amount of any underpayment or overpayment.

6.20  Underpayment and Overpayment.  After review of the auditor’s report:  (i) if there is an uncontested underpayment by Nile for all of the periods covered by such auditor’s report, then Nile shall pay to Medtronic the full amount of that uncontested underpayment, and (ii) if there is an uncontested overpayment for such periods, then Medtronic shall provide to Nile a credit against future payments (such credit equal to the full amount of that overpayment), or, if Nile is not obligated to make any future payments, then Medtronic shall pay to Nile the full amount of that overpayment.  If the total amount of any such underpayment exceeds five percent (5%) of the amount previously paid by Nile for the period subject to audit, then Nile shall pay the reasonable costs for the audit.  Otherwise, all costs of the audit shall be paid by Medtronic.

6.21  Right of First Negotiation. In the event that the Parties fail to enter into a definitive commercial license agreement with respect to Nile Materials within fifteen months following the Effective Date, each Party shall have a right of first negotiation to license exclusive rights of any Joint Intellectual Property, as provided in this Section 6.21.  Each Party shall promptly disclose to the other Party any patentable invention conceived, solely or jointly with others, by its employees, contractors or agents in the performance of the Work Plan and constituting Joint Intellectual Property.  Within fifteen months following the Effective Date, the Party receiving such disclosure shall advise the Party making such disclosure whether it has an interest in securing an exclusive license to such invention and all patent rights covering or claiming such invention. If the Party receiving such disclosure notifies the disclosing Party of its interest in securing an exclusive license during such fifteen month period, the Parties shall enter into good faith exclusive negotiations for 90 days following the date of such notice. If, at that the end of such 90 day period, the Parties have not entered into such a license, each Party shall be free to exploit its interest in such patentable invention and associated patent rights as it deems appropriate, without the consent of and without accounting to the other Party.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 7
BUDGET, PAYMENT AND FINANCIAL REPORTING

7.1     Budget. Attached hereto in Exhibit B is a budget reflecting Medtronic’s payment obligations with respect to the Work Plan.  Medtronic shall not be obligated to pay any amounts to Nile with respect to the Work Plan other than as set forth in the Budget.  If it shall appear to Nile that the amounts specified in any line item of the Budget shall be exceeded in connection with the Work Plan, Nile shall so inform Medtronic as soon as reasonably possible and Nile and Medtronic shall determine whether the Budget should be amended to provide for such excess amounts.

7.2     Payment Milestones.  Medtronic will make payments to Nile for progression on the work plan according to the milestone payment structure specified in the Budget. Upon achievement of each specified milestone, Nile will provide email confirmation to Medtronic addressed to Maura Donovan at [***]@medtronic.com and submit and invoice to the following address

Medtronic, Inc.
710 Medtronic Parkway
Mail Stop LT220
Minneapolis, MN 55432-5604 USA
Attn.:  Maura Donovan

7.3     Payment.  Medtronic shall make payments to Nile within forty-five (45) days of receiving an invoice from Nile. Payments shall be made by wire transfer to:

Citibank, NA
640 Fifth Avenue
New York, NY 10019
Account # [***]
ABN# [***]

7.4     Financial Reporting.  Nile shall provide Medtronic with a quarterly financial report of all expenses incurred for the purpose of the Clinical Study in accordance with the Budget.  Each report shall be emailed Maura Donavan, Vice President Corporate Life Sciences, Medtronic, Inc. at [***]@medtronic.com, or such other Medtronic personnel which Medtronic may designate.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 8
PRIOR AGREEMENTS BETWEEN THE PARTIES

8.1      Confidentiality Agreement.  The CDA is hereby terminated in its entirety effective as of the Effective Date of this Agreement and replaced by the confidentiality provisions set forth herein.

8.2      Material Transfer Agreement.  The MTA shall continue in full force and effect until it expires or is terminated in accordance with its terms.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES

9.1      Representations and Warranties of Nile.  Nile represents and warrants to Medtronic as follows:

9.1.1.          Nile has full power and authority to enter into this Agreement and to perform its obligations hereunder.

9.1.2.          This Agreement has been duly authorized, executed and delivered by Nile and constitutes a legal, valid and binding agreement of Nile enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

9.1.3.          Neither the execution and delivery of this Agreement nor compliance by Nile with this Agreement’s terms and provisions will violate (a) any provisions of the agreements governing Nile’s conduct or operation, (b) any material contract, license, franchise or permit to which Nile is a party or by which it is bound, or (c) to the knowledge of Nile, any law, statute, regulation, injunction, order or decree of any government agency or authority or court to which any of said entity is subject.

9.1.4.          Nile is not aware of and has not received any communications challenging the ownership, validity or effectiveness of any of its patents, patent applications, licenses, trade secrets or other intellectual property required for the performance by Nile of its obligations under this Agreement.

9.1.5.          To the best knowledge and belief of Nile’s Chief Executive Officer and Chief Financial Officer: (i) Nile is the owner or exclusive licensee of the entire right, title, and interest in and to the Nile Patents; (ii) Nile has the right and power to grant future licenses; (iii) there are no other agreements with any other party in that would conflict with the grant of licenses under the Nile Patents; and (iv) there no prior art that would invalidate the Nile Patents.

9.2      Representations and Warranties of Medtronic.  Medtronic represents and warrants to Nile as follows:

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.2.1.           Medtronic has full corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder.

9.2.2.           This Agreement has been duly authorized, executed and delivered by Medtronic and constitutes a legal, valid and binding agreement of said party enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

9.2.3.           Neither the execution and delivery of this Agreement nor compliance by Medtronic with this Agreement’s terms and provisions will violate (a) any provisions of the articles of incorporation or bylaws of Medtronic, (b) any material contract, license, franchise or permit to which Medtronic is a party or by which it is bound, or (c) to the knowledge of Medtronic, any law, statue, regulation, injunction, order or decree of any government agency or authority or court to which said entity is subject.

9.3       Warranty Disclaimer.  The Parties acknowledge that the Clinical Study (and potentially any subsequent clinical studies under this Agreement) are experimental in nature and subject to all the risks (including risks of delay in the project) associated with human research and drug and/or medical device product development.  As such, neither Party makes any representation, warranty or guarantee that this Agreement will produce successful regulatory approvals to commercialize the Drug with Medtronic Devices.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO OTHER REPRESENTATIONS AND EXTEND NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED.

ARTICLE 10
TERM AND TERMINATION

10.1    Term.  This Agreement shall take effect on the Effective Date and shall remain in effect until the earlier of the completion of the Clinical Study or termination pursuant to this Article 10.

10.2    Termination Rights.

10.2.1.        A Party may terminate this Agreement (a) with Cause, or (b) due to the other Party’s Bankruptcy Event immediately upon delivery of a written notice to the other Party.

10.2.2.        Medtronic may terminate this Agreement without Cause at any time upon ninety (90) days written notice to Nile, provided Medtronic shall be obligated to pay Nile for any non-cancelable costs Nile incurred prior to the effective date of termination.  Nile shall not terminate this Agreement before the Clinical Study is fully concluded, except pursuant to Sections 10.2.1 or 10.2.3.

10.2.3.        The Parties may terminate this Agreement (a) without Cause at any time for reasons related to the safety, efficacy, toxicity or formulation of the Drug, or for a failure of any Clinical Study to meet its endpoints; or (b) through a written document signed by authorized representatives of each Party specifically agreeing to the termination of this Agreement.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.3    Preservation of Licenses in Bankruptcy.  If Nile should file a petition under bankruptcy laws, or if any involuntary petition shall be filed against Nile, Medtronic shall be protected in the continued enjoyment of its rights as licensee hereunder to the maximum feasible extent including, if it so elects, the protection conferred upon licensees under Section 365(n) of Title 11 of the U.S. Code, or any similar provision of any applicable law.

10.4    Survival.  Notwithstanding the foregoing sections of this Article 10, and in addition to provisions of this Agreement that survive by their own express terms, the Parties’ respective ongoing rights and obligations under Sections 2, 3, 4.2, 5, 6, 10 and 11 shall survive termination of this Agreement hereunder.

10.5    No Consequential or Punitive Damages.  EXCEPT FOR A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 5, NEITHER PARTY HERETO SHALL BE LIABLE TO PAY THE OTHER PARTY COMPENSATION, REIMBURSEMENT OR DAMAGES FOR SUCH OTHER PARTY’S INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, MULTIPLE OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES, FOR SUCH OTHER PARTY’S EXPENDITURES, INVESTMENTS, OR COMMITMENTS IN CONNECTION WITH ITS BUSINESS OR GOODWILL, OR FOR ANY OTHER REASON WHATSOEVER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTHING IN THIS SECTION 10.5 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS.

ARTICLE 11
MISCELLANEOUS

11.1    Successors and Assigns.  The rights or obligations of the parties hereto may not be assigned without the prior written consent of the other Party; provided that the rights of either Party may be assigned by it to an Affiliate of such Party or to such business organization which shall succeed to substantially all the assets and business of such Party or such subsidiary or business to which this Agreement relates.  Subject to the foregoing, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties hereto.

11.2    Notices.  All notices or other communications to a party required or permitted hereunder shall be in writing and shall be given by hand delivery, courier service (with acknowledgement of receipt), telecopy (with confirmation of transmission), or by certified mail, postage prepaid with return receipt requested, to the following person at the following address:

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

If to Nile:
Nile Therapeutics, Inc
West 4th Avenue, Suite 400,
San Mateo, California 99402
Attn.: Daron Evans
FAX: [***]

If to Medtronic:

Medtronic, Inc.
710 Medtronic Parkway
Mail Stop LT220
Minneapolis, MN 55432-5604 USA
Attn.:  Maura Donovan
FAX:  [***]

With a copy to:

Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, MN  55432 USA
Attn.:  Margaret Price
FAX:  [***]

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed.  All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail).

11.3   Waiver.  The failure of a party to enforce, at any time, any of the provisions of this Agreement, or to require at any time performance by the other parties of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part thereof, or the right of a party to thereafter enforce each and every such provision.

11.4    Severability.  If any provision of this Agreement is held to be unenforceable or illegal, the other provisions of this Agreement shall not be affected by any such holding and shall remain in full force and effect.  In such event the parties shall use all reasonable efforts to replace any such unenforceable or illegal provision with a provision reflecting as nearly as possible the intent, purpose and economic effect of such provision.

11.5    Independent Contractor.  Each party shall act solely as an independent contractor.  Nothing in this Agreement shall be construed to give either party the power of authority to act for, bind, or commit the other party.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.6    Headings and Numbering.  The headings and numbering are inserted and included solely for convenience and reference and shall not be considered or given any effect in construing this Agreement or any part hereof.  This Agreement shall be interpreted without regard to any rule or presumption favoring interpretation hereof against the party causing this Agreement to be drafted.

11.7    Entire Agreement.  This Agreement, including its exhibits and schedules hereto, supersedes all prior oral agreements and understandings between the Parties, as well as the CDA (which shall be deemed to be terminated as of the Effective Date of this Agreement) with respect to the subject matter hereof.  This Agreement may be modified, amended or changed only by a written instrument signed by the parties.

11.8    Survival.  All of the representations, warranties, and indemnifications made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof, shall survive such termination and continue thereafter in full force and effect, subject to applicable statute of limitations.

11.9    Governing Law.  The legality, validity, enforceability and interpretation of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws.

11.10  Expenses.  Except as expressly provided herein, Medtronic and Nile shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated herein and therein.

11.11  Benefit.  Nothing in this Agreement or the agreements referred to herein, expressed or implied, shall confer on any person other than the parties hereto or thereto, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the agreements referred to herein, or the transactions contemplated herein or therein.

11.12  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be considered one and the same instrument.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first above written.

NILE THERAPEUTICS, INC.

/s/ Daron Evans
By: Daron Evans

MEDTRONIC, INC.

/s/ Richard E. Kuntz
By: Richard E. Kuntz

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Exhibit A

Work Plan

[***]

Exhibit redacted in its entirety

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B

Budget For Clinical Study in Work Plan

[***]

Exhibit redacted in its entirety

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.